Exhibit 10.2
EXECUTION COPY
Certain confidential information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with brackets and asterisks ([***]). This Exhibit has been filed separately with the SEC without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ADVISORY SERVICES AGREEMENT
          This ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of April 29, 2010, by and among WLR-Greenbrier Rail Inc., a Delaware corporation (the “Company”) and Greenbrier Leasing Company LLC, an Oregon limited liability company (“GLC”).
Background
          WHEREAS, GLC has staff skilled in strategy development, strategic planning, corporate development, marketing, remarketing, financial modeling, financing capabilities, structuring experience and knowledge, engineering, back office capabilities and other advisory skills, services and knowledge of and in the railcar industry, including, but not limited to, the railcar leasing industry (the “Advisory Services”);
          WHEREAS, GLC has provided the Company with the Advisory Services in connection with the closing of a railcar leasing opportunity for WL Ross-Greenbrier Rail Holdings I LLC (“Holdings”) and WL Ross-Greenbrier Rail I LLC (“WLRGR”), both affiliates of the Company;
          WHEREAS, the Company desires to, pursuant to this Agreement, compensate GLC for the Advisory Services it and its affiliates have provided to the Company to date;
          WHEREAS, the Company desires to exclusively hire GLC to provide the Advisory Services in the future in connection with future business opportunities and the Company’s general business operations; and
          WHEREAS, GLC has provided Advisory Services, and is willing to provide Advisory Services to the Company, all upon the terms and conditions set forth in this Agreement.
Agreement
          NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:
     1. Engagement. Upon the terms and conditions herein set forth, the Company hereby engages GLC on an exclusive basis for the Term (as defined below) to provide Advisory Services to the Company as requested from time to time by the Company in consideration for the compensation provided for in Section 3 below (provided nothing herein shall prevent any investor or owner of the Company from pursuing other rail opportunities). The Advisory Services shall be performed under the direction of the Company’s Board of Directors. In consideration of the remuneration herein specified, GLC accepts such engagement and agrees to
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perform the Advisory Services specified herein. Upon written agreement of the parties, the provision of Advisory Services may also include GLC assisting the Company with refinancing indebtedness of the Company and/or its subsidiaries, in which case, GLC shall be appointed as the exclusive advisor in connection with such refinancing and Exhibit A (referenced below) shall be updated to reflect mutually agreed upon fees customary in the industry payable for the provision of such services.
     2. Term. This Agreement shall commence on the date hereof and shall terminate upon the sale, liquidation or dissolution of Holdings and WLRGR (the “Term”).
     3. Advisory Fee; Success Fee; Deferred Fee.
          (a) In consideration of GLC’s providing Advisory Services hereunder, the Company shall pay GLC an advisory fee, success fee and deferred fee for any refinancing, each as described in Exhibit A attached hereto (collectively, the “Fees”).
          (b) In addition to the Fees, the Company shall reimburse GLC promptly upon request for all reasonable out-of-pocket fees and expenses incurred by GLC in connection with GLC’s obligations hereunder, provided that such out-of-pocket fees and expenses have been approved by the Company, with such approval not to be unreasonably withheld.
          (c) On or before the expiration of the Term of this Agreement (the “Expiration Date”), the Company will pay GLC any unpaid fees due through the Expiration Date.
          (d) With the prior written consent of the Company not to be unreasonably withheld, GLC may assign to an affiliate of GLC any fees or reimbursable costs and expenses due to GLC from the Company.
     4. Additional Rights and Obligations of the Parties.
          (a) During the Term, GLC shall maintain in its employ, or otherwise have available to it through affiliates or otherwise, personnel in its judgment sufficient in number and adequate in ability to perform all Advisory Services that GLC is required to perform under this Agreement.
          (b) The Company shall at all times cooperate with GLC.
          (c) GLC shall diligently and faithfully perform its obligations under this Agreement.
          (d) The Company covenants and agrees that at all times during the Term Holdings shall have no operations and shall not engage in any business other than as a holding company owning 100% of WLRGR.
          (e) A “New Owner Event” shall mean the issuance, sale or other transfer of any interests, including any membership interests, securities, participations or otherwise, in Holdings or WLRGR, to a third-party. The Company covenants and agrees that at all times
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during the Term that the Company, Holdings and WLRGR shall not engage in a New Owner Event without the written consent of GLC which consent shall not be unreasonably withheld; provided, however, such prior written consent shall not be required if and to the extent that following consummation of such New Owner Event, the percentage of distributions to the Company payable to GLC hereunder is adjusted in a manner that is not unfavorable to GLC so that, following the occurrence of such New Owner Event, the aggregate Advisory Fees expected to be earned by GLC during the remaining Term would be not less than the aggregate Advisory Fees expected to be earned by GLC during the remaining Term had such New Owner Event not occurred (i.e. such New Owner Event is economically neutral to GLC).
     5. Indemnification.
          (a) Indemnification. Each party agrees to indemnify and hold harmless the other party (the “Indemnified Party”) (including its affiliates and its and their respective principals, officers, directors, shareholders, partners, members, managers and employees) from and against, and pay or reimburse the Indemnified Party and such other indemnified persons for, any and all actions, claims, demands, proceedings, investigations, inquiries, liabilities, obligations, fines, deficiencies, costs, expenses, royalties, losses and damages (whether or not resulting from third party claims) related to or arising out such party’s breach of this Agreement, gross negligence, willful misconduct, bad faith or knowing violation of applicable law, and to reimburse the Indemnified Party and any other indemnified person for out-of-pocket expenses and reasonable legal and accounting expenses incurred by it in connection with or relating to investigating, preparing to defend or defending any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with such party’s breach of this Agreement, gross negligence, willful misconduct, bad faith or knowing violation of applicable law (whether or not such indemnified person is a named party in such proceeding); provided, however, that no party shall not be responsible under this Section 5(a) for any claims, liabilities, losses, damages or expenses to the extent that they are agreed by the parties or finally determined in arbitration or judicially (without right of further appeal) to result from actions taken by the Indemnified Person (or by any other indemnified person) due to the Indemnified Party’s (or by any other indemnified person’s) gross negligence, willful misconduct, bad faith or knowing violation of applicable law.
          (b) Limitation on Liability. Except as expressly set forth herein, neither party makes any representations or warranties, express or implied, in respect of the Advisory Services, itself or its business. The Company further acknowledges that GLC’s role under this Agreement is as an advisor only, that GLC does not and will not have or exercise control over the Company’s affairs and/or governance, that GLC will have no liability for the actions of its affiliates in the absence of gross negligence or willful misconduct, and that the Company waives any claims based on assertions that GLC exercises control or influence over the Company’s affairs. In no event will any party to this Agreement be liable under this Agreement for any punitive, exemplary, indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise), unless such damages are owed and paid by such party to a third party.
          (c) Contribution. If and to the extent that the indemnification provided for in
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Section 5(a) is not enforceable for any reason, the applicable indemnifying party agrees to make the maximum contribution possible pursuant to applicable law to the payment and satisfaction of any actions, claims, liabilities, losses and damages incurred by the other party or the other indemnified persons for which they would have otherwise been entitled to be indemnified hereunder.
     6. Miscellaneous.
          (a) Confidentiality. The terms and conditions of this Agreement are confidential, and except as otherwise required by law, neither party shall disclose this Agreement or any portion hereof to any person other than its legal counsel and accountants without prior written consent of the other party.
          (b) Marketing Authorization. With the prior consent of the Company not to be unreasonably withheld, the Company agrees that GLC may use the Company’s name and logo, and general information concerning the Company’s relationship with GLC, on GLC’s website and firm brochures, in press releases, advertisements, and in other related marketing materials. This authorization will extend to reissues of the advertisements and other marketing tools which GLC may utilize in its marketing activities.
          (c) Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) 3 business days after being mailed by first class mail, certified with return receipt requested, or (iii) 1 business day after delivery to a reputable overnight courier for next business day delivery, to the following addresses (or such other address as is specified in writing):
Greenbrier Leasing Company LLC
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
Attn: General Counsel
WLR-Greenbrier Rail Inc.
1166 Avenue of the Americas
New York, New York 10036
Attn: Wendy L. Teramoto
          (d) Entire Agreement; Amendment and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, superseding all prior understandings and agreements whether written or oral. This Agreement may not be amended or revised except by a writing signed by GLC and the Company.
          (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns but may not be assigned (and no duties may be delegated) by any party without the prior written consent of the other parties hereto. GLC may assign this Agreement, or the right to receive any amounts due from the Company to GLC hereunder, to any of its affiliates, in each case, with the prior consent of the
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Company not to be unreasonably withheld.
          (f) Governing Law; Venue. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN TITLE 14 OF ARTICLE 5 OF THE GENERAL OBLIGATIONS LAW).
          (g) Waiver of Jury Trial. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection herewith or arising out of this Agreement or any transaction contemplated hereby.
          (h) Survival. Upon expiration or termination of this Agreement, all liabilities and obligations hereunder automatically shall terminate except (i) liability for breaches by any party prior thereto, (ii) the Company’s obligations under Section 3 and Exhibit A (with respect to any fees payable or incurred either prior to or at the termination of this Agreement or following termination), and (iii) the obligations under Section 5, each of which shall survive the termination of this Agreement.
          (i) Independent Contractor. The parties acknowledge and agree that GLC is and shall act as an independent contractor of the Company in the performance of its duties hereunder. GLC is not, and in the performance of its duties will not hold itself out as, an employee, agent or partner of the Company or any of its subsidiaries and no party to this Agreement shall take any position inconsistent with the foregoing.
          (j) Counterparts. This Agreement may be signed and delivered in multiple counterparts (including delivery by means of facsimile), each of which shall be deemed an original but which together shall constitute one and the same instrument.
[signature page follows]
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          IN WITNESS WHEREOF, the parties have duly executed this Advisory Services Agreement as of the date first above written.

WLR-GREENBRIER RAIL INC.
By:	/s/ Wendy Teramoto
	Name:	Wendy Teramoto
	Title:	Vice President

GREENBRIER LEASING COMPANY LLC
By:	/s/ Larry Stanley
	Name:	Larry Stanley
	Title:	Vice President

SIGNATURE PAGE — ADVISORY SERVICES AGREEMENT

EXHIBIT A
Fees
1. The Company shall pay GLC advisory fees (the “Advisory Fee”) for services under the Agreement as follows:
(i) Subject to Section 1(ii) below, the Company agrees to pay to GLC, within two business days following its receipt of any distribution from Holdings (including any distribution received by the Company in connection with any refinancing of the indebtedness of WLRGR or from any New Owner Event, a fee equal to [***]% of such distribution until the total of such distributions from Holdings to the Company to date, together with any monies the Company received in a New Owner Event pursuant to Section 2, equals $[***], plus the amount of any subsequent capital contributions from the Company to Holdings made prior to the date of such distribution (collectively, the “Company’s Capital Contributions”), plus an internal annual rate of return of [***]% on the Company’s Notional Capital Contribution. Thereafter, the Company agrees to pay to GLC, within two business days following its receipt of any distribution from Holdings, a fee equal to [***]% of such distribution.
(ii) The fee payable to GLC under Section 1(i) above or Section 2(i) below, as the case may be, may be adjusted in good faith by the Company so that the Company receives an internal rate of return of [***]% on its Notional Capital Contribution at the same time as GLC receives its proportionate share of fees hereunder (as adjusted for any participation interests in the Line of Credit (as defined below) held by GLC or its affiliates).
The Company’s “Notional Capital Contribution” shall equal the Company’s Capital Contributions plus all amounts advanced from time to time by the Company (excluding amounts funded through participations) under the Line of Credit Agreement, dated as of April 29, 2010 (the “Line of Credit ”), among WLRGR, the Company and the other parties thereto.
2. The Company shall pay, or cause to be paid, to GLC a success fee (“Success Fee”) upon a New Owner Event. Such Success Fee shall be paid as follows:
After payment of any commission or fee owed under that certain Syndication Agreement dated as of April 29, 2010 plus reimbursement to the Company (and, on a pro-rata basis, to GLC or its affiliate in respect of any participation interests) for any outstanding amounts under the Line of Credit (the “Expenses”), the Company agrees to pay to GLC, within two business days following its receipt of consideration received in connection with the New Owner Event (the “Payment”), (i) a fee equal to [***]% of an amount equal to (x) the Payment minus (y) the Expenses (with (x) minus (y) referred to herein as the “Net Payment”), until the total of the Net Payment received by Company to date, together with any monies the Company received as a distribution from Holdings under Section 1 above, equals the Company’s Capital Contributions to Holdings plus an internal annual rate of return of [***]% on the Company’s Notional Capital Contribution; and thereafter, (ii) a fee equal to [***]% of the Net Payment and the payments under subsection (i) of this paragraph.
3. Limitations on Distributions. The parties agree that, except as expressly provided herein, nothing in this Exhibit A shall be interpreted to require Holdings to make any distributions and in no event shall GLC be entitled to any fee pursuant to this Exhibit A unless and until distributions are made by Holdings to the Company in accordance with and pursuant to the terms of the limited liability company agreement of Holdings. For the avoidance of doubt, prior to making any distribution to the Company using the Payment or the proceeds of a New Owner Event or refinancing of WLRGR debt, Holdings shall pay directly to GLC or other applicable person entitled thereto any agreed arrangement fees.
3. Example calculations of selected provisions under this Exhibit A are attached hereto as Exhibit A-1.